Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report dated June 10, 2004 on the Belmont National Bank 401(k) Profit Sharing Plan’s (the Plan) December 31, 2003 financial statements included in this Annual Report on Form 11-K of the Plan for the period ended December 31, 2003 into Belmont Bancorp’s Registration Statement on Form S-8 (SEC File No. 333-45672) filed with the Securities and Exchange Commission.

/s/ SEBER TANS DILLENBECK HOWARD & CRAFT, PLC

Seber Tans Dillenbeck Howard & Craft, PLC

Kalamazoo, Michigan

June 10, 2004